Exhibit 99.3

EXECUTION COPY

THIRD AMENDED AND RESTATED

MANAGEMENT AGREEMENT

between

SEA CONTAINERS LTD.

Manager

and

SEA CONTAINERS SPC LTD.

Owner

Dated as of

October 3, 2006

i

EXHIBIT A	–	MANAGER REPORT
SCHEDULE 8.1.3	–	EXISTING VIOLATIONS

ii

This THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of October 3, 2006 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”), between Sea Containers SPC Ltd., a company organized under the laws of Bermuda (together with its successors and permitted assigns, the “Owner” or the “Issuer”) and Sea Containers Ltd., a company organized under the laws of Bermuda (together with its successors and permitted assigns, “Manager”) and joined by Wachovia Bank, National Association (together with its successors and permitted assigns, the “Administrative Agent”), solely for the limited purposes set forth in Section 22 hereof, and The Bank of New York, a banking corporation organized under the laws of New York (in such capacity, together with any successors or assigns in such capacity, the “Indenture Trustee”), solely for the limited purposes set forth in Section 22 hereof.

W I T N E S S E T H

WHEREAS, the Owner is the owner of the Managed Containers (as defined herein); and

WHEREAS, the Manager is in the business of leasing Containers (as defined herein) to shipping lines and other container users, and is experienced in administration of a container-owning company; and

WHEREAS, pursuant to a Second Amended and Restated Management Agreement, dated as of July 16, 2001 (the “2001 Management Agreement”), the Owner contracted with the Manager to manage the operation and lease of the Managed Containers and to perform other administrative duties for the Owner, and the Manager agreed to so manage the Owner’s business and operate and lease out the Managed Containers as part of the Container Fleet (as defined below) of the Manager and to perform other administrative duties for the Owner; and

WHEREAS, the Owner and the Manager wish to modify the terms of and restate the 2001 Management Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the 2001 Management Agreement in its entirety as follows (it being understood, however, that the representations and warranties of the parties made in or pursuant to the 2001 Management Agreement shall survive the execution and delivery of this Agreement and that the covenants and agreements in the 2001 Management Agreement shall remain in full force and effect with respect to the period prior to the date of this Agreement):

Section 1.       Definitions.

Terms capitalized but not defined herein shall have the meanings ascribed thereto in Appendix A to the Second Amended and Restated Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee.

Section 2.       Appointment of the Manager.

2.1           Appointment of the Manager.  The Owner hereby appoints the Manager to manage and administer its business, including with respect to the Owner’s duties and observance of all of the Owner’s obligations under the Indenture and the other Transaction Documents to which it is a party, and grants to the Manager the authority to enter into, administer and terminate Lease Agreements relating to the Managed Containers, to sell, transfer or otherwise dispose of the Managed Containers, to collect monies and make disbursements on behalf of the Owner, to manage its finances and to administer the terms of the Master Lease and the Equipment Management Agreement, all such activities to be conducted on the terms and subject to the conditions set forth herein.  The Manager hereby agrees to so manage the Managed Containers and administer the Owner’s business, including with respect to the Owner’s duties and observance of all of the Owner’s obligations under the Indenture and the other Transaction Documents to which it is a party, upon the terms and conditions herein set forth; provided, however, nothing contained herein shall be construed as an assumption of the Issuer’s payment obligations under the Transaction Documents nor as an express or implied guaranty by the Manager of the Notes or any other Outstanding Obligations incurred by the Owner.  The Owner hereby consents to and agrees that, in performing its duties hereunder, the Manager may further contract with its Affiliates, including  GE SeaCo, to provide all services to be provided by the Manager, provided that the Manager shall remain responsible to the Owner and the Indenture Trustee for all services which its Affiliates have contracted to perform.  The provisions of this Section 2.1 are in all respects subject to the applicable provisions of the Indenture.

2.2           Retention of Title.  The Owner shall at all times retain full legal and equitable title to the Managed Containers, notwithstanding the management thereof by the Manager hereunder.  The Manager shall not make reference to, or otherwise deal with or treat, the Managed Containers in any manner except in conformity with this Section 2.2.

Section 3.       Manager’s Services with Respect to the Managed Containers.

3.1           Servicing Standard; Non-Discrimination.  In managing the Managed Containers, performing its duties pursuant to this Agreement and providing the services described herein, the Manager shall use reasonable commercial efforts which shall (a) include its best efforts to maximize profitability of the Managed Containers and of the Container Fleet, and (b) be the same efforts which it uses with the balance of the Container Fleet.  The Manager will operate the Container Fleet without preference to ownership thereof and the Owner agrees that no preference will be afforded to, or against, the Managed Containers.

3.2           Terms of Lease Agreement.  Without prejudice to the rights and title of the Owner with respect to the Managed Containers, the Manager shall arrange for the leasing of the Managed Containers pursuant to Lease Agreements that may be in its own name as principal, and not as agent of the Owner; provided, however, that it is understood and agreed that the Manager is acting thereunder solely as agent of the Owner and such Lease Agreements shall contain language stating that certain of the Containers subject to such Lease Agreement may be owned by third parties.  The Manager shall have sole discretion to determine to whom to lease, sell or otherwise dispose of the Managed Containers, to determine the per diem rates and other charges to be paid and all other terms and conditions of the Lease Agreements.  The Manager shall be required to disclose to GE SeaCo the interests of the Owner in and to any Managed Containers and the fact that the Manager is acting only as an agent of the Issuer.  Subject to the terms of the Instruction Letter, the Manager shall invoice and collect from lessees all rental payments and other amounts due under and pursuant to the Lease Agreements relating to the Managed Containers.

3.3           Leasing.

3.3.1        The Manager shall operate and lease the Managed Containers as part of its Container Fleet and shall perform all managerial and administrative functions and provide or arrange for the provision of all services and documentation of any nature which it considers necessary or desirable for such operation and leasing.

3.3.2        In consideration for the payment of the Management Fee, the Manager shall be responsible for the payment of all Direct Operating Expenses associated with the Managed Containers during the Term of this Agreement.

3.3.3        The Manager shall utilize and employ the Managed Containers in accordance with the same standards that the Manager employs with respect to the Container Fleet as a whole.  The Manager shall endeavor to ensure that all Managed Containers comply in all material respects with Applicable Law affecting the Managed Containers.

3.3.4        The Manager shall follow such credit policies with respect to the leasing of the Managed Containers as it follows from time to time with respect to the Container Fleet and, subject to such credit policies, the Manager may, in its reasonable discretion but subject to the limitation set forth in Section 3.3.5, (a) determine and approve the creditworthiness of any lessee (though the Manager makes no representation or warranty to the Owner as to the solvency or financial stability of any lessee), (b) determine that any amount due from any lessee is not collectible, (c) institute and prosecute legal proceedings against a lessee as permitted by Applicable Law, (d) terminate or cancel any Lease Agreement, (e) recover possession of the Managed Containers from any lessee, (f) settle, compromise or release any proceeding or claim against a lessee in the name of the Manager or, if appropriate, in the name of the Owner, or (g) reinstate any Lease Agreement.

3.3.5        The parties hereto acknowledge that a substantial portion of the Managed Containers is either leased to GE SeaCo pursuant to the Master Lease or subject to the Equipment Management Agreement.  The Manager shall not amend, modify or waive any provision of the Master Lease or the Equipment Management Agreement or any other agreement with GE SeaCo in respect of any Managed Containers without the written approval of the Control Party.

3.3.6        On or prior to the 2006 Closing Date, the Manager shall provide written notice to GE SeaCo of the existence and substance of the terms of Section 3.3.5 hereof, as amended.

3.4           Maintenance and Repair.

3.4.1        The Manager shall maintain and repair (or cause to be maintained and repaired) each Managed Container in accordance with its maintenance and repair standards for its Container Fleet and in compliance in all material respects with applicable law affecting the Managed Container and the use and operation thereof.

3.4.2        The Manager shall institute and prosecute claims against the manufacturers of the Managed Containers as the Manager may consider advisable for breach of warranty, any defect in condition, design, operation or fitness or any other nonconformity with the terms of manufacture.

3.5           Capital Improvements.  So long as SCL or one of its Affiliates is fulfilling the role of Manager, the Manager shall make all repairs on the Managed Containers required to be made by the Issuer under the Equipment Management Agreement.

3.6           Markings.  The Manager shall ensure that each Managed Container shall carry its Container Identification Number and livery and other markings as may be required for its operation in marine and intermodal shipping.

3.7           Casualty Losses; Sale of Managed Containers.

3.7.1        Lost or Destroyed Containers. If any Managed Container shall suffer a Casualty Loss while it is subject to the terms of this Agreement, the Manager shall remit to the Trust Account in accordance with the provisions of Section 5.1.1 hereof the Casualty Proceeds, if any, received as a consequence of such Casualty Loss.

3.7.2        Sales of Managed Containers.  The Manager shall not sell or otherwise dispose of any of the Managed Containers, except in compliance with the provisions of Sections 404 and 606 of the Indenture.

3.8           Insurance.

3.8.1        The Manager shall place and maintain with financially sound and reputable insurers insurance covering physical loss of or damage to the Managed Containers and liability for personal injury, death and property damage arising out of the operation, ownership, use and possession of the Managed Containers upon such terms and in such amounts and against such risks and with such deductibles, as usually carried in accordance with prudent practice for container owning companies of similar size and as maintained by the Manager for the Container Fleet as a whole (or the entire Container Fleet except for the Genstar Fleet).  Such insurance may be effected by a policy which covers the entire Container Fleet (or the entire Container Fleet except for the Genstar Fleet), which policy shall include an additional insured and loss payee endorsement with respect to the Managed Containers in favor of the Indenture Trustee, for the benefit of the Noteholders, the Lead Arrangers, the Administrative Agent and each Eligible Interest Rate Hedge Counterparty.  On or prior to the 2006 Closing Date, the Manager shall deliver an endorsement to the liability policy naming the Indenture Trustee as an additional insured to the extent of its interest under the Indenture.

3.8.2        To the extent generally required by the Manager with respect to containers in the Container Fleet of a similar type used in a similar manner by a similar lessee on similar terms and conditions of the relevant Lease Agreement, the Manager shall require each lessee of the Managed Containers to place and maintain insurance covering the Managed Containers during the term of the relevant Lease Agreement.

3.9           Books and Records; Inspection of Books and Records; Inspection of Managed Containers; Back-up Tape.

3.9.1        The Manager shall maintain at its Affiliate’s office located at 20 Upper Ground, London SE1 England or such other address contained in a notice delivered pursuant to Section 8.3.1 such books and records (including computer records) with respect to the Managed Containers as it maintains for the Container Fleet and the leasing thereof, including a computer database including the Managed Containers (containing sufficient information to generate the List of Containers and the reports required to be delivered pursuant to this Agreement), any Lease Agreements (including subleases under the Master Lease) relating thereto, their lessees (or sublessees under the Master Lease) (if on-hire) or location (if off-hire) and their Adjusted Net Book Value.

3.9.2        The Manager shall make available to the Owner, the Indenture Trustee, the Administrative Agent or the Lead Arrangers, for inspection and copying, its books, records and reports relating to the Managed Containers and copies of all Lease Agreements (including subleases under the Master Lease) or other documents relating thereto, all in the format which the Manager uses for its own operations.  The Person(s) desiring to conduct any such inspection of the books, records and reports shall provide the Manager with not less than five (5) Business Days’ notice if a Manager Default is not then continuing or one (1) Business Day’s notice if a Manager Default is then continuing, and shall specify in such notice the matters to be addressed in such inspection.  All such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the Manager’s business.  So long as no Manager Default, Trigger Event or Event of Default is continuing, the Manager shall pay the reasonable costs and expenses incurred by the Lead Arrangers in conducting not more than one such inspection in any calendar year but either Lead Arranger may, at its own expense, conduct more than one such inspection in any calendar year.  In addition, the Manager shall pay the reasonable costs and expenses incurred by the

Control Party in conducting any such examinations during the continuation of any of a Manager Default, Trigger Event or Event of Default.

The Owner acknowledges that the Manager uses certain software under license from unrelated third parties and that the Manager shall grant the Owner, the Indenture Trustee or the Lead Arrangers access to the computer systems and data contained therein, but not copies of the software itself.

3.9.3        The Owner, the Indenture Trustee or the Lead Arrangers shall have the right, to inspect the Managed Containers at any time, upon reasonable notice and to the extent such Managed Container is then off-lease and located in a depot or, if such Managed Container is then on-lease, to the extent that the Manager has access to such Managed Container in accordance with the terms of the related Lease Agreement.  All such inspections of the Managed Containers shall be conducted at such times and in such manner so as to not interfere with normal utilization of the Managed Containers.  Except as otherwise provided in the Transaction Documents, so long as no Manager Default, Trigger Event or Event of Default is continuing, the Manager shall pay the reasonable costs and expenses incurred by the Lead Arrangers in conducting not more than one such inspection in any calendar year but either Lead Arranger may, at its own expense, conduct more than one such inspection in any calendar year.  During the continuation of any of a Manager Default, Trigger Event or Event of Default, the Manager shall pay the reasonable costs and expenses incurred by the Control Party in conducting any such inspections of the Managed Containers.

3.9.4        The Manager shall, in accordance with its then existing disaster recovery plan, deliver, or shall cause GE SeaCo to deliver, on each Business Day to an independent data custodian (the “Data Custodian”) satisfactory to the Lead Arrangers an electronic copy (the “Tape”) of the following information, as of the most recently available date, with respect to each of the Managed Containers: (i) the Container Identification Number, (ii) if then on-lease, the name of the lessee and the date of the related Lease Agreement, and (iii) if then off-lease, the name and location of the depot in which stored.  The Manager shall cause such Data Custodian to make the most recent Tape available to the Owner, the Indenture Trustee, the Administrative Agent or the Lead Arrangers for inspection and copying upon reasonable notice to such Data Custodian and subject to the Data Custodian’s customary security requirements; provided, however, that so long as no Manager Default, Trigger Event or Event of Default is continuing, not more than one such inspection shall be made in any calendar year at the expense of the Manager, but either Lead Arranger may, at its own expense, conduct more than one such inspection in any calendar year.  During the continuation of any of a Manager Default, Trigger Event or Event of Default, the Manager shall pay the reasonable costs and expenses incurred by the Control Party in conducting all inspections made in accordance with the provisions of this Section 3.9.4.

3.10         Liens.  The Manager agrees not to create, incur, assume or grant, or suffer to exist, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning the Managed Containers, title thereto or any interest therein or in this Agreement to any Person other than the Owner, except for Permitted Encumbrances.  The Manager will promptly take or cause to be taken such actions as may be necessary to discharge any such lien.

3.11         Obligations in Transaction Documents.  The Manager shall perform all of the obligations specifically ascribed to the Manager in the Indenture and the other Transaction Documents.

Section 4.       Administrative Duties of the Manager.

4.1           Financial Statements; Reports Due from the Manager.

4.1.1        Financial Statements.  The Manager will maintain the Owner’s financial books and records and prepare the Owner’s financial statements.  The Manager will deliver to the Indenture Trustee, the Administrative Agent and the Lead Arrangers (A) within 60 days of the end of each fiscal quarter, unaudited, internally prepared financial statements of each of the Manager and the Owner for such quarter, (B) within 120 days of the end of each fiscal year, unaudited, internally prepared financial statements of each of the Manager and the Owner for such fiscal year, (C) within 150 days of the end of each fiscal year, the audited financial statements of GE SeaCo for such fiscal year, (D) within 30 days of the end of each calendar month, cash flow reports for each of the Manager and the Owner for such month, (E) promptly upon preparation thereof, internally prepared budgets, business plans, forecasts and other analyses (including, without limitation, restructuring and operational analyses) for the Manager and the Owner and any financial analyses, statements, forecasts and/or business plans received by the Manager in its capacity as a joint venture partner in GE SeaCo (to the extent that the Manager may share such GE SeaCo information with the Indenture Trustee, the Administrative Agent and the Lead Arrangers) and (F) within 150 days of the end of each fiscal year, a report with respect to the Managed Containers containing container projections, including utilization, lease rates, expenses, and assumptions regarding overhead and disposals for the next twelve months, all such financial statements prepared in accordance with GAAP.  Simultaneously with its delivery to the relevant Person, copies of all statements and reports that the Manager delivers to the holders of any class of its debt securities, including any financial statements, reports and any information related thereto.

4.1.2        Manager Reports. On or prior to each Determination Date, the Manager shall deliver to the Owner, the Indenture Trustee, the Administrative Agent, the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty a report as to deposits into and instructions for payments out of the Trust Account substantially in the form of Exhibit A hereto (a “Manager Report”).

4.1.3        Asset Base Certificates.  On or prior to the twelfth (12th) day of each month, the Manager will deliver to the Owner, the Indenture Trustee, the Administrative Agent, the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty an Asset Base Certificate as of the end of the month most recently ended.  Depreciation of the Managed Containers will be estimated monthly, with actual depreciation reported on the Asset Base Certificate delivered on the Determination Date immediately following the end of each calendar quarter.

4.1.4        Receivable Aging Schedule; Equipment and Lease Reports.  Within 60 days after the end of each fiscal quarter, the Manager will deliver to the Owner, the Indenture Trustee, the Lead Arrangers and the Administrative Agent in the format which the Manager uses for its own operations, (1) a receivables aging schedule as to the Container Fleet in the aggregate and by lessee as to the top 20 largest receivables and (2) a report (the “Equipment and Lease Report”) as to the Managed Containers and as to the Container Fleet (including the Genstar Fleet, but excluding the GE SeaCo Fleet) in each case including information incorporating subleases under the Master Lease reporting (a) the top 20 lessees determined by Net Book Value of Containers; (b) utilization rates; (c) average lease rates; (d) the percentage subject to Long Term Leases; (e) the percentage by major equipment type; (f) Weighted Average Age; (g) Net Book Value;  (h) original equipment cost; and (i) a report of the percentage of leases in default, including a list of such leases in default, as of the last day of such fiscal quarter (the “Defaulted Lease Report”) and (3) a report detailing gains and losses on sales of Managed Containers during such fiscal quarter.

4.1.5        Location/Status Reports. Upon the Indenture Trustee’s or the Lead Arrangers’ request, the Manager will deliver to the Person who made the request a location/status report (“Location/Status Report”) showing, for each Managed Container, its Container Identification Number, container type, lessee (or sublessees under the Master Lease) (if on-hire) or depot location (if off-hire), and identifying lessees (or sublessees under the Master Lease) who are subject to Proceedings under any Insolvency Law.  After the occurrence and during the continuance of an Event of Default or Trigger Event, the Manager will deliver a Location/Status Report on each Determination Date without request.

4.1.6        Evidence of Insurance.  The Manager will provide confirmation of the renewal of the insurance required by Section 3.8.1 hereof on the 2006 Closing Date and, thereafter, annually before May 4 and will forward copies of all certificates evidencing renewal to the Indenture Trustee and the Administrative Agent promptly after receipt.

4.1.7        Other Reports.  The Manager shall provide, in the format which the Manager uses for its own operations, any other reports and information which are reasonably requested by the Owner, the Indenture Trustee, the Lead Arrangers or the Administrative Agent provided that such reports and information are available from the books and records of the Owner and can be generated by the Manager’s then existing data processing system.

4.2           Administrative Expenses; Taxes.  In consideration for the payment of the Management Fee set forth in Section 5.2 hereof, the Manager shall be responsible for payment of all Administrative Expenses associated with the Owner’s business.  The Manager shall prepare and file all tax returns required to be filed by the Owner and shall pay all taxes incurred by the Owner as and when due.

Section 5.       Deposits to Trust Account; Payment of Management Fee.

5.1           Deposits.

5.1.1        Container Revenues and Sales Proceeds.  (a)  Within two (2) Business Days after receipt, the Manager shall deposit into the Trust Account all Master Lease Payments received during such Collection Period and all payments received under the Equipment Management Agreement.  Prior to such deposit, all such payments shall be deemed to be held by the Manager in trust for the Indenture Trustee.

(b)  Within fifteen calendar (15) days after receipt, to the extent that any Managed Containers are or become Sanctioned Containers, the Manager shall deposit those amounts it ascertains to be Container Revenues, Sales Proceeds or Casualty Proceeds received in respect of any of the Managed Containers which are Sanctioned Containers into the Blocked Account, and the Manager shall exercise diligence and use its best efforts to make such determination within such time period.  Any such Container Revenues, Sales Proceeds or Casualty Proceeds that have not been identified within such fifteen day period shall be deposited by the Manager into the Blocked Account not later than five (5) days after such amounts have been identified by the Manager as relating to a Managed Container that is a Sanctioned Container.

(c)  The Manager covenants and agrees that, on or prior to the 2006 Closing Date, the Manager shall have instructed GE SeaCo, pursuant to the Instruction Letter, to deposit directly into the Trust Account all payments due under (i) the Master Lease and (ii) the Equipment Management Agreement.  All payments under the Master Lease, other Lease Agreements and the Equipment Management Agreement shall be deposited in the Trust Account in accordance with the Instruction Letter.

(d)  Manager represents, warrants, covenants and agrees that all payments due, or which may become due, to SPC from GE SeaCo in respect of the Managed Containers are, or will be, payable under the Master Lease or the Equipment Management Agreement.

5.1.2        Class B Quota Dividends.  (a)  As promptly as possible, but in no event later than fifteen (15) days after actual receipt of Class B Quota Dividends, the Manager shall deposit into the Trust Account all Class B Quota Dividends.  Prior to such deposit, such portion of Class B Quota Dividends shall be deemed to be held by Manager in trust for the Indenture Trustee.

(b)  The Manager covenants and agrees that, on or prior to the 2006 Closing Date, the Manager shall have instructed GE SeaCo, pursuant to the Instruction Letter, to deposit directly into the Trust Account all Class B Quota Dividends.  All Class B Quota Dividends shall be deposited in the Trust Account in accordance with the Instruction Letter.

5.2           Payment of Management Fee.

5.2.1        As compensation to the Manager for the performance of its services hereunder, the Owner shall pay to the Manager on the 2006 Closing Date and each subsequent anniversary thereof while this Agreement remains in effect, an amount equal to $30,000 (the “Management Fee”).  Subject to the terms and conditions of the Indenture, the Management Fee shall be payable to the Manager from the Trust Account to the extent monies are available for the payment thereof in accordance with the provisions of Section 302(c) of the Indenture.  The Manager shall not be entitled to withhold such Management Fee from amounts otherwise required to be deposited to the Trust Account in accordance with the terms of the Transaction Documents.  Upon any resignation or termination of the Manager in accordance with the terms of this Agreement and the other Transaction Documents, such resigning or terminated Manager shall not be entitled to receive any Management Fee accruing on or after the effective date of such termination or resignation.

5.2.2        [Reserved].

5.3           No Set-Off, Counterclaim, etc.  The Manager’s obligation under this Agreement to deposit any amount to the Trust Account or to direct GE SeaCo to deposit amounts in the Trust Account shall be absolute and unconditional and all payments thereof shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or any circumstance, recoupment, defense or other right which the Manager may have against the Owner or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including without limitation, (i) any defect in title, condition, design or fitness for use, of, or any damage to or loss or destruction of, any Managed Container, (ii) any insolvency, bankruptcy, moratorium, reorganization or similar proceeding by or against the Manager or any other Person, or (iii) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

5.4           Manner of Payment. All payments hereunder shall be made in United States Dollars by wire transfer of immediately available funds prior to 2:00 P.M. prevailing Eastern Time, on the date of payment.

5.5           Business Day. Notwithstanding anything to the contrary contained herein, if any date on which a payment becomes due hereunder is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date.

Section 6.               Term; Termination of 2001 Management Agreement.

6.1           Term.  The Term of this Agreement shall commence on the Closing Date and shall end on the date on which all Outstanding Obligations have been repaid, unless earlier terminated in accordance with the provisions hereof.

6.2           [Reserved].

6.3           Resignation by Manager.  The Manager may not resign from its obligations and duties as the Manager hereunder, except (i) with the prior written consent of the Owner and the Control Party or (ii) upon a determination by the Manager that the performance by the Manager of its duties under this Agreement is no longer permissible under applicable law, which determination shall be evidenced by an Opinion of Counsel, in form and substance reasonably satisfactory to the Owner and the Control Party, to such effect delivered to the Indenture Trustee, the Administrative Agent and the Lead Arrangers.  No such resignation shall, to the extent consistent with applicable law, become effective until a replacement the Manager has assumed the responsibilities of the resigning Manager in accordance with the terms of this Agreement, Section 405 of the Indenture and the other Transaction Documents.

Section 7.       [Reserved].

Section 8.       Representations and Warranties; Covenants.

8.1           Manager Representations.  On the 2006 Closing Date, the Manager represents and warrants to the Owner, the Indenture Trustee and the Lead Arrangers that:

8.1.1        The Manager is a company duly organized, validly existing and in compliance under the laws of Bermuda;

8.1.2        The Manager has the requisite power and authority to enter into and perform its obligations under this Agreement, the Master Lease, the Equipment Management Agreement and the other Transaction Documents to which it is a party, and all requisite corporate authorizations have been given for it to enter into this Agreement, the Master Lease, the Equipment Management Agreement and the other Transaction Documents to which it is a party and to perform all the matters envisaged hereby, each of this Agreement, the Master Lease, the Equipment Management Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes the valid, legally binding and enforceable obligation of the Manager, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

8.1.3        Except as set forth on Schedule 8.1.3, the Manager has not breached its Memorandum of Association or Bye-Laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs and has not breached any applicable laws and regulations of Bermuda in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement, the Master Lease, the Equipment Management Agreement and the other Transaction Documents to which it is a party;

8.1.4        There are no Proceedings or investigations to which the Manager or any of its Affiliates is a party pending or, to the best of the Manager’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Master Lease, the Equipment Management Agreement or any other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Master Lease, the Equipment Management Agreement or the other Transaction Documents or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by the Manager of its obligations under, or the validity or enforceability of, this Agreement, the Master Lease, the Equipment Management Agreement or the other Transaction Documents to which it is a party;

8.1.5        The Manager shall comply with the procedures set forth in Section 3 hereof with respect to the leasing and management of the Managed Containers;

8.1.6        The Manager will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority that are applicable to the Lease Agreements, the Equipment Management Agreement and the Managed Containers or any part thereof; provided, however, that the Manager may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Noteholders or the Lead Arrangers therein; and provided, further, that such contests shall be in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established, but only so long as such proceedings shall not, individually or in the aggregate, subject the Lead Arrangers, any Noteholder, the Indenture Trustee to any civil or criminal liability or involve any risk of loss of any Collateral.

8.1.7        The Manager shall execute and file such registration of charges, UCC financing statements or documents of similar import (and take such actions as may be necessary to maintain in full force and effect such charges, financing statements or documents of similar import) in such manner and in such places as shall be (i) reasonably requested by the Indenture Trustee, the Administrative Agent or either Lead Arranger or (ii) required by applicable law, in order to fully preserve, maintain and protect the security interest of the Indenture Trustee, on behalf of the Noteholders, the Administrative Agent, the Lead Arrangers and each Eligible Interest Rate Hedge Counterparty, in and to the Collateral.

8.1.8        The Manager will fulfill all of its obligations as lessor under any Lease Agreement and the Equipment Management Agreement to which a Managed Container is subject.

8.1.9        Immediately upon becoming aware of the existence of any condition or event which constitutes a Manager Default, Trigger Event or an Event of Default, or any event which, with the lapse of time or the giving of notice, would constitute a Manager Default, Trigger Event or an Event of Default and which, in each case, has not been waived in writing by the Control Party, the Manager shall deliver to the Owner, each Noteholder, the Indenture Trustee and the Lead Arrangers a written notice describing the nature of such event and period of existence and, in the case of a Manager Default, the action the Manager is taking or proposed to take with respect thereto.

8.1.10      The Manager has prepared a business plan and container cash flow projection, delivered to the Lead Arrangers on July 20, 2006 and August 22, 2006, respectively, (the “Business Plan”), which includes certain strategies and financial alternatives, including a potential refinancing or permanent restructuring of the Manager’s unsecured financial obligations.  The Manager has prepared unaudited financial statements for the year ended 31 December 2005, delivered to the Lead Arrangers on July 7, 2006 (the “Unaudited 2005 Financial Information”).  The Unaudited 2005 Financial Information has been prepared in good faith by the Manager by reference to the books and records of the Manager and, subject to the following, the Manager believes that the Unaudited 2005 Financial Information is indicative of the results of operations for the periods included therein:

(i)            the Manager had significant asset write-offs in 2005, as noted in the Unaudited 2005 Financial Information; the amount and timing of such write-offs may require adjustment;

(ii)           the Manager is in default under agreements in respect of substantially all of the Manager group borrowings, and as a result most if not all of its indebtedness would be treated as current and due under US GAAP; such a change would affect the Unaudited 2005 Financial Information;

(iii)          Assets held for sale are recorded in the Unaudited 2005 Financial Information at values determined at the time of preparation of the Unaudited 2005 Financial Information; these values would require updating, which may result in adjustments;

(iv)          Certain adjustments identified by the Manager and other advisors that may have been considered immaterial adjustments at the time of preparation of the Unaudited 2005 Financial Information may be material in respect of the Manager’s financial position; such adjustments, if made, would amend the Unaudited 2005 Financial Information;

(v)           the Manager has not completed its internal processes to support certifications required to be filed with the Manager’s annual report on Form 10-K for the year ended 31 December 2005; disclosures determined during that process may effect the Unaudited 2005 Financial Information; and

(vi)          the Manager management has not delivered a management representation letter in respect of the financial information included in the Unaudited 2005 Financial Information.

The projections were prepared in good faith based on assumptions that are believed by the Manager to be reasonable.  The Manager believes that the information in the Business Plan, and the management presentation of July 18, 2006, copies of which have been given to the Lead Arrangers, are accurate based on the information available to the Manager at the time such Business Plan and management presentation were prepared.

8.1.11      The consummation of the transactions contemplated by the Indenture to be consummated on the 2006 Closing Date will not violate any Applicable Law or any contractual obligation of the Manager (including without limitation, the Manager’s public indentures in respect of the Manager’s 10¾% Senior Notes Due 2006, 7 7/8% Senior Notes Due 2008, 12½% Senior Notes Due 2009 and 10½%  Senior Notes Due 2012).

8.1.12      The Manager shall not amend, supplement or otherwise modify the Shareholder Agreement of SPC Parent without the prior written consent of the Lead Arrangers.

8.2           Owner Representations.   The Owner represents and warrants to the Manager:

8.2.1        The Owner is a company duly organized, validly existing and in compliance under the laws of Bermuda;

8.2.2        The Owner has the requisite power and authority to enter into and perform its obligations under this Agreement and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matter envisaged hereby, this Agreement has been duly executed and delivered and constitutes the valid, legally binding and enforceable obligation of the Owner, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

8.2.3        The Owner has not breached its Memorandum of Association or Bye-Laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs and has not breached any applicable laws and regulations of Bermuda in such manner as would in any case have a  materially adverse effect on its ability to perform its obligations under this Agreement.

8.3           Covenants.

8.3.1        Location of Books and Records.  The Manager shall not change the location at which the Owner’s books and records are maintained unless (i) the Manager shall have given the Indenture Trustee, the Administrative Agent and the Lead Arrangers at least 60 days’ prior written notice thereof and (ii) the Manager shall cause to be filed any necessary registration of charges or documents of similar import necessary to continue the Indenture Trustee’s security interest in the Collateral.

8.3.2        Compliance with Master Lease and Equipment Management Agreement.  The Manager shall comply with all of its obligations under the Master Lease and Equipment Management Agreement and shall not permit any set-off against amounts owing by GE SeaCo to any member of the SCL Group under the Master Lease or the Equipment Management Agreement (except as otherwise permitted thereunder) without the prior written consent of the Lead Arrangers.

Section 9.       Manager Default.

9.1           Manager Default.  Each of the following is a Manager Default:

9.1.1        The Manager shall fail to (A) make when due any deposits of Collections, Master Lease Payment, payments received under the Equipment Management Agreement, Sales Proceeds, Container Revenues or any other amounts due and payable under this Agreement or (B) deliver when due to the Indenture Trustee any Manager Report and such failure is not cured within seven (7) days.

9.1.2        The Manager shall fail to (A) deliver any report required to be delivered pursuant to the provisions of Section 4.1.1, 4.1.3, 4.1.4, 4.1.5 or 4.1.6  hereof and such failure shall continue unremedied for fifteen (15) days, or (B) perform or observe, or cause to be performed or observed, in any material respect any other covenant or agreement contained herein (which is not otherwise addressed in this Section 9.1), which failure materially and adversely affects the rights of the Noteholders, the Lead Arrangers, the Indenture Trustee or the Administrative Agent and such failure shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (i) the date on which an officer of the Manager has actual knowledge of such failure and (ii) the date on which the Manager has received written notice specifying such failure from the Owner, the Indenture Trustee, any Noteholder or either Lead Arranger.

9.1.3        Any representation or warranty made by the Manager in this Agreement, or in any certificate, report or financial statement delivered by it pursuant hereto proves to have been untrue in any material respect when made.

9.1.4        There shall be a Change of Control of the Manager provided that a Change of Control occasioned by the implementation of a restructuring otherwise satisfactory to the Lead Arrangers, pursuant to which (A) the indebtedness under Manager’s public indentures in respect of the Manager’s 10¾% Senior Notes Due 2006, 7 7/8% Senior Notes Due 2008, 12½% Senior Notes Due 2009 and 10½%  Senior Notes Due 2012 are converted to equity interests in the Manager, (B) equity is issued to satisfy the Manager’s pension liabilities, and/or (C) there is a transfer of voting control of Manager to existing equityholders of Manager shall not constitute a Manager Default.

9.1.5        SCL ceases to carry on the whole, or substantially the whole, of its container business.

9.1.6        The Manager shall be adjudicated or found bankrupt or insolvent by any competent court in an Insolvency Proceeding or an order shall be made by a competent court or a resolution shall be passed for the winding-up or dissolution of the Manager or a petition shall be presented to, or an order shall be made by, a competent court for the appointment of an administrator of the Manager or shall commence an Insolvency Proceeding and, in the case of an involuntary Proceeding, such adjudication, finding, order or petition shall not have been stayed, vacated or dismissed within sixty (60) days after the making of such adjudication, finding, or order, or the presentation of such petition, provided that in the case of any voluntary commencement of an Insolvency Proceeding by the Manager, such commencement shall not constitute an event of default so long as the Manager continues to timely perform, or arranges for substitute timely performance of those obligations (if any) reasonably acceptable to the Lead Arrangers that either are (a) imposed upon the Manager under the Transaction Documents, or (b) payment or performance obligations owed by the Manager to the Issuer and the Manager’s failure to honor such obligations would not have an adverse effect on the ability of the Issuer to perform its material obligations under the Transaction Documents.

9.1.7        [Reserved].

9.1.8        A receiver, administrator or other similar official shall be appointed in relation to the Manager or a distress, execution or other process shall be levied or enforced upon or out against, or any encumbrancer shall take possession of, the whole or a substantial part of the Manager’s assets and in any of the foregoing cases it shall not be discharged, dismissed, vacated, stayed or bonded within sixty (60) days.

9.1.9        The Manager shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in a principal or notional amount of at least $3,000,000, either individually or in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and provided further that such payment default shall be determined without giving effect to any temporary (i) extensions of applicable grace periods which in aggregate exceed five (5) Business Days or (ii) waivers or forbearances which in the aggregate exceed five (5) Business Days; or any other event (i.e., not involving a payment default) shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument and provided further that any such event or condition shall be determined without giving effect to any temporary (i) extensions of applicable grace periods which in aggregate exceed forty-five (45) days or (ii) waivers or forbearances which in aggregate exceed forty-five (45) days, if the effect of such event or condition is to accelerate, or to permit the acceleration of (regardless of whether such amounts are actually accelerated), the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature provided that the foregoing shall not constitute a Manager Default in respect of defaults existing on the 2006 Closing Date under the Manager’s public indentures in respect of the Manager’s 10¾% Senior Notes Due 2006, 7 7/8% Senior Notes Due 2008, 12½% Senior Notes Due 2009 and 10½% Senior Notes Due 2012 and listed on Schedule 9.1.9 hereto so long as neither the trustee nor the noteholders of any such notes has or have initiated an action to enforce payment of any such notes unless, within 14 days after the Manager has received written notice of the commencement of such action(s), the Manager initiates a voluntary filing of Manager under Chapter 11 of the United States Bankruptcy Code.

9.1.10      Except as permitted by Sections 2 and 13 hereof, Manager assigns or attempts to assign its interest under this Agreement.

9.1.11      The Manager sells, conveys, transfers or assigns all, or substantially all, of its assets to any Person other than another member of the SCL Group, or another member of the SCL Group sells, conveys, transfers or assigns all, or substantially all, of the assets of the SCL Group, in each case whether in a single transaction or series of transactions.

A Manager Default may be waived in a written instrument executed by the Control Party in each such instance.  Any such waiver of a Manager Default shall not be construed as a waiver of any subsequent Manager Default.  No delay by the Control Party or any of its assigns, in exercising any right, power or privilege arising out of such Manager Default shall operate as a waiver of such Manager Default.

9.2           Remedies.  If a Manager Default shall have occurred and be continuing, the Owner or its assignee shall have the right in its discretion and subject to the terms of the Indenture, in addition to any other rights or remedies that the Owner or its assignee may have under any applicable law or in equity (i) to terminate this Agreement, (ii) to take control of the Managed Containers wherever located (at the Manager’s expense), subject to the rights of lessees under Lease Agreements and the rights of GE SeaCo under the Equipment Management Agreement to which any of the Managed Containers shall at the time be subject, and (iii) to take other such actions as the Owner or its assignee deems appropriate under the circumstances.  Notwithstanding such termination, until the Manager is notified of the appointment of a replacement manager and the replacement manager has assumed such responsibility, or the Administrative Agent has undertaken such responsibility in accordance with the terms of the Indenture, the Manager shall continue to manage the Managed Containers and the Owner’s business, and deposit into the Trust Account all Container Revenues and Sales Proceeds and submit all reports due hereunder and perform all other services required hereunder, all in accordance with the Indenture.

9.3           Transfer of Managed Containers. Upon any termination of this Agreement as aforesaid, the Manager shall cooperate with the Owner or its assignee, the Indenture Trustee, the Administrative Agent and the Lead Arrangers in transferring management of the Managed Containers as provided in the Indenture, including, but not limited to making available all books and records (including computer systems and data contained therein) pertaining to the Manager’s activities hereunder, providing access to, and cooperating in the transfer of, information from the Manager’s computer system to the Owner’s or its designee’s system, promptly notifying lessees of the termination of management of the Managed Containers by the Manager and assumption of management by the Owner or its designee, depositing funds belonging to the Owner but not yet in the Trust Account to such account as designated by the Owner or its assignee, executing assignments of interests in Lease Agreements and the Equipment Management Agreement pertaining to the Managed Containers and taking any other action as may be reasonably requested by the Owner or its assignee to ensure the orderly assumption of management of the Managed Containers by the Owner or its designee.

9.4           Power of Attorney.  The Manager hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Manager and in the name of the Manager or in its own name, for the purpose of carrying out the terms of this Agreement, to take (subject to the limitations set forth below) any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Manager hereby gives the Indenture Trustee the power and right, on behalf of the Manager, without notice to or assent by the Manager (subject to the limitation set forth below), to do any or all of the following:

(i)            So long as an Event of Default or Manager Default has occurred and is continuing, at any time, in the name of the Manager or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or with respect to any other collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee or the Lead Arrangers for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Managed Containers and the other Collateral whenever payable;

(ii)           So long as an Event of Default or Manager Default has occurred and is continuing, at any time, to enter and use the premises of the Manager and make use of the Manager’s computer database, software system and all other books and records relating to the Managed Containers and the other Collateral.  The Manager hereby grants, and agrees to grant from time to time, to the Indenture Trustee a non-exclusive royalty-free license (such license not to be exercised until, and only so long as, an Event of Default or Manager Default has occurred and is continuing) of all its intellectual property rights arising in connection with the software system used by the Manager in connection with the Managed Containers, such license to be irrevocable until the last date on which any Note was Outstanding, subject, in the case of intellectual property rights held under license by the Manager, to the prior consent of the relevant licensor, if required, which consent the Manager undertakes to use its reasonable efforts forthwith to obtain at its own expense on terms reasonably acceptable to the Indenture Trustee and the Lead Arrangers; and

(iii)          to execute and deliver those agreements, instruments, documents and papers (including, without limitation, deeds of trust) as the Manager may otherwise be required to file in accordance with the provisions of Section 8.1.7 hereof.

The Manager hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or propose to do in the exercise or purported exercise of all or any of the powers, authorities and discretion referred to in this paragraph.

9.5           Owner Power of Attorney.  The Owner hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner and in the name of the Owner or in its own name, for the purpose of carrying out the terms of this Agreement and the other Transaction Documents to which the Owner is a party, to take (subject to the limitations set forth below) any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Owner  hereby gives the Indenture Trustee the power and right, on behalf of the Owner, without notice to or assent by the Owner (subject to the limitation set forth below), to do any or all of the following:

(i)            At any time, in the name of the Owner or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or with respect to any other collateral and, if an Event of Default or Manager Default has occurred and is continuing, to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Managed Containers and the other Collateral whenever payable;

(ii)           At any time, to enter and use the premises of the Owner and make use of the Owner’s computer database, software system and all other books and records relating to the Managed Containers and the other Collateral.  The Owner hereby grants, and agrees to grant from time to time, to the Indenture Trustee a non-exclusive royalty-free license of all its intellectual property rights arising in connection with the software system used by the Owner in connection with the Managed Containers, such license to be irrevocable until the last date on which any Note was Outstanding, subject, in the case of intellectual property rights held under license by the Owner, to the prior consent of the relevant licensor, if required, which consent the Owner undertakes to use its reasonable efforts forthwith to obtain at its own expense on terms reasonably acceptable to the Indenture Trustee and the Lead Arrangers; and

(iii)          to execute and deliver those agreements, instruments, documents and papers (including, without limitation, deeds of trust) as the Owner (or the Manager, on behalf of the Owner) may otherwise be required to file in accordance with the provisions of Section 8.1.7 hereof.

Section 10.     No Partnership.

Except as otherwise provided herein, the Manager’s activities taken on behalf of the Owner hereunder will be taken solely as manager of the Managed Containers.  The parties hereto expressly recognize and acknowledge that this Agreement is not intended to create a partnership, joint venture or other entity between the Manager and the Owner.

Section 11.     No Warranties.

THE MANAGED CONTAINERS ARE BEING DELIVERED BY THE OWNER TO THE MANAGER “AS IS”.  THE OWNER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE MANAGED CONTAINERS, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.

Section 12.     Non-Exclusivity.

During the term of this Agreement, the Manager may provide container, management, sales, leasing or remarketing services directly or indirectly to any other Person or on behalf of any other Person.

Section 13.     Assignment.

This Agreement, and the rights and duties of the Manager hereunder, may not be assigned by the Manager to any other Person without the prior written consent of the Owner, the Indenture Trustee and the Lead Arrangers.  The Owner may charge, assign, pledge or hypothecate its rights (but not its obligations) under this Agreement as provided herein.  The Manager hereby acknowledges that the Owner shall collaterally assign all of its rights, title and interest under this Agreement to the Indenture Trustee; the Manager hereby consents to such assignment.

Section 14.     Indemnification.

14.1         By the Owner.  The Owner shall defend, indemnify and hold the Manager harmless from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable legal fees) (each, a “Claim”) incurred by or asserted against the Manager to the extent resulting or arising from the Owner’s failure to comply with or perform its obligations under this Agreement, except for Claims which arise out of the Manager’s willful misconduct, gross negligence, or failure to comply with or perform its obligations under this Agreement.  Manager subordinates its claims under this Section 14.1 to all claims which have priority in payment under Section 302 of the Indenture.

14.2         By the Manager.

14.2.1      The Manager, in its capacity as the Manager, agrees to, and hereby does, indemnify and hold harmless the Owner, the Indenture Trustee, the Lead Arrangers, the Noteholders and their respective officers, directors, employees and agents (each of the foregoing, an “Indemnified Party”) against any and all liabilities, losses, damages, penalties, costs and expenses which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of (i) the use, repossession or operation of the Managed Containers by the Manager; (ii) an action or inaction by the Manager that is contrary to the terms of this Agreement; (iii) any breach of or any inaccuracy in any representation or warranty made by the Manager in this Agreement or in any certificate delivered pursuant thereto; (iv) any breach of or failure by the Manager to perform any covenant or obligation of the Manager set out or contemplated in this Agreement; and (v) in the case of the Indenture Trustee and the Lead Arrangers, the performance of the Manager’s obligations under the Transaction Documents, the Equipment Management Agreement and the Master Lease; provided however, that the foregoing indemnity shall in no way be deemed to impose on the Manager any obligation to reimburse an Indemnified Party for (A) losses arising solely from the financial inability of the related obligor on a Lease Agreement to make the payments due thereunder, or (B) losses arising solely from the failure of the remarketing proceeds of the Managed Containers to achieve historical or projected levels for reasons other than the Manager’s failure to comply with the terms of this Agreement.  The provisions of this Section 14.2 shall run directly to and be enforceable by an injured party, subject to the limitations hereof.  The obligations of the Manager under this Section 14.2 shall survive the resignation or removal of the Manager and each Indemnified Party, the payment of the Notes and Outstanding Obligations and the termination of this Agreement or the Indenture.

14.2.2      The Manager shall pay any amounts owing pursuant to this Section 14 directly to the Indemnified Party, and such amounts shall not be deposited in the Trust Account.

14.2.3      Indemnification payment owing pursuant to the provisions of this Section 14 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred.

Section 15.     No Bankruptcy Petition Against the Owner.

The Manager will not, prior to the date that is one year and one day after the payment in full of all Outstanding Obligations under the Indenture or obligations of the Issuer under any of the other Transaction Documents, institute against the Owner, or join any other Person in instituting against the Owner, an Insolvency Proceeding.  This Section 15 shall survive the termination of this Agreement.

Section 16.     Notices.

All notices, demands or requests given pursuant to this Agreement shall be in writing, sent by internationally recognized overnight courier service or by telecopy or hand delivery, to the following addresses:

To the Manager:	Sea Containers Ltd.
22 Victoria Street
Hamilton, HM EX Bermuda
Fax: (441) 295-5328

with copies to:

Sea Containers Services Ltd.
20 Upper Ground
London SE1 England
Attn: Financial Services Department
Fax: 011-44-207-805-5900

and

Sea Containers America Inc.
1114 Avenue of the Americas
New York, New York 10036
Attn: Counsel
Fax: (212) 302-5073

To the Owner:	Sea Containers SPC Ltd.
22 Victoria Street
Hamilton, HM EX Bermuda
Fax: (441) 295-5328

with copies to:

Sea Containers Services Ltd.
20 Upper Ground
London SE1 England
Attn: Financial Services Department
Fax: 011-44-207-805-5900

and

Sea Containers America Inc.
1114 Avenue of the Americas
New York, New York 10036
Attn: Counsel
Fax: (212) 302-5073

To the Indenture Trustee:	The Bank of New York
101 Barclay Street, 8W
New York, New York 10286

Attn: Corporate Trust ABS Unit
Fax: (212) 815-3883

To the Administrative Agent:	Wachovia Bank, National Association
301 South College Street
Charlotte, NC 28288
Attn: Dan Miller
Fax: (704) 715-0106

To the Lead Arrangers:	Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288
Attn: Dan Miller
Fax: (704) 715-0106

Ableco Finance LLC
299 Park Avenue, 23rd Floor
New York, NY 10171
Attn: Matthew R. Niemann
Fax: (312) 424-2329

Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy or (c) when delivered, if delivered by hand.

Section 17.     Governing Law; Consent to Jurisdiction.

17.1         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Islands of Bermuda.

17.2         Consent to Jurisdiction.  Any legal suit, action or proceeding against the Owner or the Manager arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any federal or state court in the County of New York, State of New York and the Owner, the Manager and the Administrative Agent each hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, the Owner, the Manager and the Administrative Agent each hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  Each of the Owner and the Manager hereby irrevocably appoints and designates Sea Containers America Inc., having an address at 1155 Avenue of the Americas, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and each of the Owner and the Manager agrees that service of process upon such party shall constitute personal service of such process on such Person.  Each of the Owner and the Manager shall maintain the designation and appointment of such authorized agent until all amounts payable under this Agreement shall have been paid in full.  If such agent shall cease to so act, each of the Owner and the Manager shall immediately designate and appoint another such agent and each shall promptly deliver to the other evidence in writing of such other agent’s acceptance of such appointment.

Section 18.     Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, including any successor indenture trustee appointed pursuant to the Indenture.

Section 19.     Severability.

If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 20.     Entire Agreement; Amendments; Waiver.

This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the parties hereto and approved by the Control Party.  Waiver of any terms or condition of this Agreement (including any extension of time required for performance) shall be effective only if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same terms or condition or a waiver of any other term or condition of this Agreement.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 21.     Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 22.     Joining Parties.

Each of the Administrative Agent and the Indenture Trustee have joined this Agreement solely for the purpose of enforcing the provisions of this Agreement and have no responsibility, obligations or liability for any provision hereof; and, as such, shall have full power and authority, but no obligation, to enforce the provisions of this Agreement against such parties.  For avoidance of doubt, this Agreement shall be binding upon and inure to the benefit of the joining parties hereto and their respective successors, legal representatives and assigns, including any successor indenture trustee appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above them or their respective officers thereunto duly authorized.

SEA CONTAINERS LTD., as Manager

By:	/s/ G. Sanders
Name: G. Sanders
Title: Vice President

SEA CONTAINERS SPC LTD.,
as Owner

By:	/s/ G. Sanders
Name: G. Sanders
Title: Vice President

Signature Page to the Third Amended & Restated Management Agreement

JOINDER

Each of the parties set forth below have joined this Agreement solely for the limited purposes set forth in Section 22 hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, solely for the purpose of enforcing obligations of the parties hereto owing to it hereunder

By:	/s/ Greg M. Hyde
Name: Greg M. Hyde
Title: Vice President

Signature Page to the Third Amended & Restated Management Agreement

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee and solely for the purpose of enforcing obligations of the parties hereto owing to it hereunder

By:	/s/ Catherine L. Cerilles
Name: Catherine L. Cerilles
Title: Assistant Vice President

Signature Page to the Third Amended & Restated Management Agreement